ASSIGNMENT OF
OIL AND GAS LEASES
CLAY COUNTY, KENTUCKY

Whereas A.D.I.D CORPORATION, a Kentucky Corporation, with its mailing address being P.O. Box 337, Emlyn, Kentucky 40730, hereinafter referred to as "ASSIGNOR", and AMERICAN RESOURCE MANAGEMENT, INC., a Wyoming Corporation with its mailing address being P.O. Box 1263, London, Kentucky 40742, hereinafter referred to as "ASSIGNEE".
For and in consideration of Ten Dollars ($10:00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, A.D.I.D CORPORATION ("ASSIGNOR") hereby warrant, sell, assign, transfer, set over, and convey unto AMERICAN RESOURCE MANAGEMENT, INC. ("ASSIGNEE") all of its right, title, and interest, representing a One Hundred Percent (100%) Working Interest and Eighty Seven and 50/100 Percent (87.50%) Net Revenue Interest ownership in the following described oil and gas leases (approximately 310 acres), located in Clay County, Kentucky:

1. Margaret Feltner Reep Lease, dated June 28, 2006, and recorded in Lease Book 90 , Page 236, of the Clay County Court Clerk's Office. (150 acres)
2. Mark Preston and Lynne Davis Lease, dated February 5, 2007, and recorded in Lease Book 90, Page 220, of the Clay County Court Clerk's Office. (30 acres)
3. James Emmons and Karri Emmons Lease, dated December 24, 2006, and recorded in Lease Book 90, Page 228 of the Clay County Court Clerk's Office.(40 acres)
4. John P. Petrey Lease, dated June 7, 2006, and recorded in Lease Book 90, Page 232 of the Clay County Court Clerk's Office.(90 acres)

The "ASSIGNOR" hereby warrants to "ASSIGNEE" that its interest being assigned by this instrument is unencumbered, that it has lawful authority to transfer respective interest, and that "ASSIGNOR" will defend title to the interest being assigned against all persons claiming by, through, or under any assignor.

In witness whereof, this Assignment is made and entered into this 15th day of February, 2010, and effective as of  March 1, 2010.

A.D.I.D CORPORATION, a Kentucky Corporation, "ASSIGNOR""

By:	/s/ Marshall E. Holbrook
Marshall E. Holbrook, President

American Resource Management, Inc.' a Wyoming Corporation, "ASSIGNEE"

By:	/s/ Mark E. Holbrook
Mark E. Holbrook, President

Assignment of Oil and Gas Leases
and easements, Clay County Kentucky
Dated: February 15, 2010

STATE OF KENTUCKY
COUNTY OF WHITLEY

I, Shelby L Adkins, Notary Public in and for the above State and County do hereby certify that the foregoing document was this 15th day of February, 2010, produced before me and acknowledged by Marshall E. Holbrook, as President of A.D.I.D CORPORATION, to be his own act and deed and the act and deed of said Corporation.

My commission will expire 6-16-2013     /s/ Shelby Atkins, Notary Public

STATE OF KENTUCKY
COUNTY OF WHITLEY

I, Shelby L Adkins, Notary Public in and for the above State and County do hereby certify that the foregoing document was this 15th day of February, 2010, produced before me and acknowledged by Mark E. Holbrook, as President of AMERICAN RESOURCE MANAGEMENT, INC., to be his own act and deed and the act and deed of said Corporation.

My commission will expire 6-16-2013     /s/ Shelby Atkins, Notary Public